SciClone Reports Second Quarter 2006 Results

SAN MATEO, CA -- 08/01/2006 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the second quarter ended June 30, 2006. For the second quarter 2006, revenues from the sale of ZADAXIN®, SciClone's lead product, increased by 15% to $7,910,000, compared with ZADAXIN revenues of $6,851,000 for the second quarter 2005. For the six months ended June 30, 2006, revenues totaled $15,699,000, an increase of 16% compared with revenues of $13,512,000 for the same period of 2005. This increase in product revenues for the second quarter and first half 2006 is primarily attributable to an increase in the quantity of ZADAXIN sold to the Chinese market, which accounts for over 90% of overall ZADAXIN sales. Contract revenue for the second quarter 2006 was $54,000 compared with $134,000 for the second quarter 2005. For the six months ended June 30, 2006, contract revenue was $144,000 compared with $268,000 for the same period of 2005.

Net income for the second quarter 2006 was $5,960,000, or $0.13 per share, compared with net loss of $1,505,000, or $0.03 per share, for the second quarter 2005. Net income for the second quarter 2006 included the $8,000,000 settlement received from Schering Plough KK. For the six months ended June 30, 2006, net income was $3,536,000, or $0.08 per share, compared with net loss of $2,999,000, or $0.07 per share, for same period of 2005. Excluding the $8,000,000 settlement, pro-forma net loss was $2,040,000, or $0.04 per share, for the second quarter 2006 and $4,464,000, or $0.10 per share, for the first half 2006. SciClone's results included non-cash expenses of $557,000 in the second quarter 2006 and $1,231,000 in the first half 2006 relating to the expensing of stock options as now required under the new accounting regulation "Share-Based Payment" (FAS 123R).

"Since joining SciClone in June, my objective has been to integrate our near-term opportunities with our longer-term growth and development strategies to maximize SciClone's future value," commented Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Our sales of ZADAXIN to China are a key strategic asset and evidence of SciClone's success over the past decade in this important pharmaceutical market. In addition to the DC Bead, we intend to broaden our product portfolio and enhance our capabilities in China to further expand our presence in this market. Looking ahead, we expect to report ZADAXIN malignant melanoma data from the large phase 2 trial ongoing in Europe in the fourth quarter and SCV-07 data from our phase 1 oral comparison trial in the third quarter of 2006."

Research and development expenses for the second quarter 2006 totaled $3,901,000, a 12% increase from $3,479,000 for the second quarter 2005. For the six months ended June 30, 2006, research and development expenses were $7,730,000, an 11% increase from $6,960,000 for the same period of 2005. These increases are primarily attributable to expenses relating to the development of SciClone's second drug candidate, SCV-07, which offset a decrease in expenses relating to the clinical development of ZADAXIN and charges in the 2006 periods relating to the expensing of certain stock options as now required under FAS 123R.

Sales and marketing expenses for the second quarter 2006 were $2,843,000, a 17% increase from $2,432,000 for the second quarter of 2005. For the six months ended June 30, 2006, sales and marketing expenses were $5,675,000, a 19% increase from $4,760,000 for the same period of 2005. These increases are primarily due to increased conference- and brochure-related expenses, and to the expensing of certain stock options as now required under FAS 123R.

General and administrative expenses for the second quarter 2006 were $2,294,000, a 44% increase from $1,588,000 for the second quarter 2005. For the six months ended June 30, 2006, general and administrative expenses were $4,681,000, a 46% increase from $3,208,000 for the same period of 2005. These increases are attributable to increased personnel and consulting fees, and to the expensing of certain stock options as now required under FAS 123R.

Cash, cash equivalents and short-term investments totaled $44,091,000 at June 30, 2006, which includes the $8,000,000 settlement. This compares with cash, cash equivalents and short-term investments of $37,530,000 at March 31, 2006 and $49,415,000 at June 30, 2005.

Financial Guidance for Full Year 2006

SciClone maintains its financial guidance for all items for the full year 2006. Revenues from the sale of ZADAXIN for the full year 2006 are projected to be approximately $32,000,000. Research and development expenses for the full year 2006 are expected to be approximately $14,600,000. Primarily due to the income effect of the $8,000,000 settlement, SciClone expects net loss to approximately break-even for 2006. SciClone projects cash, cash equivalents and short-term investments of $38,000,000 at December 31, 2006.

In January 2006, the Company adopted Financial Accounting Standards Board Statement No. 123 (revised 2004), "Share-Based Payment" (FAS 123R), requiring share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values.

Recent Developments

--  In June, SciClone announced that it has entered into a three year agreement with Biocompatibles International plc. granting SciClone exclusive rights to market Biocompatibles' DC Bead™ chemotherapy releasing device within China, particularly for the minimally invasive treatment of malignant hypervascular tumors such as primary liver cancer, hepatocellular carcinoma (HCC). The DC Bead is approved in Europe for use in the treatment of malignant hypervascularized tumors. A regulatory submission for approval in China is planned during 2006.

--  In June, SciClone announced the presentation of pre-clinical data demonstrating that SCV-07 in an oral formulation retains its immunomodulatory properties and is as effective as the standard injection formulation against tuberculosis (TB) in an animal model study. These data were presented at the annual meeting of the Federation of Clinical
    Immunology Societies (FOCIS).

--  In May, SciClone initiated a phase 1 oral comparison study with SCV-07 to determine its oral availability. SciClone expects to report results from this trial in the third quarter 2006.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Tuesday, August 1, 2006. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the investor relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

     DATE:           Tuesday, August 1, 2006

     TIME:           11:30 a.m. ET (8:30 a.m. PT)

     WEBCAST:        Live call and replay accessible at www.sciclone.com

     LIVE CALL:      888-202-2422 (U.S./Canada)
                     913-981-5592 (international)
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products to market in this rapidly growing pharmaceutical market. SciClone's other drug development candidate is SCV-07, currently in early clinical development in the U.S. for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2006, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN or DC Bead, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and, with respect to DC Bead, in China, and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three months ended           Six months ended
                             June 30,                    June 30,
                        2006          2005          2006          2005
                    ------------  ------------  ------------  ------------

Product sales       $  7,910,000  $  6,851,000  $ 15,699,000  $ 13,512,000
Contract revenue          54,000       134,000       144,000       268,000
                    ------------  ------------  ------------  ------------

Total revenues         7,964,000     6,985,000    15,843,000    13,780,000
Cost of product
 sales                 1,373,000     1,166,000     2,939,000     2,163,000
                    ------------  ------------  ------------  ------------

Gross margin           6,591,000     5,819,000    12,904,000    11,617,000

Operating expenses:
   Research and
    development        3,901,000     3,479,000     7,730,000     6,960,000
   Sales and
    marketing          2,843,000     2,432,000     5,675,000     4,760,000
   General and
    administrative     2,294,000     1,588,000     4,681,000     3,208,000
                    ------------  ------------  ------------  ------------
Total operating
 expenses              9,038,000     7,499,000    18,086,000    14,928,000
                    ------------  ------------  ------------  ------------

Loss from
 operations           (2,447,000)   (1,680,000)   (5,182,000)   (3,311,000)

Interest and
 investment income       446,000       286,000       798,000       519,000
Interest and
 investment expense      (22,000)      (91,000)      (63,000)     (181,000)
Other income
 (expense), net        7,983,000       (20,000)    7,983,000       (26,000)
                    ------------  ------------  ------------  ------------

Net income (loss)   $  5,960,000  $ (1,505,000) $  3,536,000  $ (2,999,000)
                    ============  ============  ============  ============

Earnings per share:
  Basic net income
   (loss) per share $       0.13  $      (0.03) $       0.08  $      (0.07)
                    ============  ============  ============  ============
  Diluted net
   income (loss)
   per share        $       0.13  ($      0.03) $       0.08  ($      0.07)
                    ============  ============  ============  ============

Weighted average
 shares used in
 computing:
   Basic net income
    (loss) per
    share             45,899,646    45,002,383    45,895,784    44,851,916
                    ============  ============  ============  ============
   Diluted net
    income (loss)
    per share         46,090,981    45,002,383    46,076,921    44,851,916
                    ============  ============  ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                  June 30,    December 31,
                                                    2006          2005
                                                ------------  ------------
                                                (unaudited)
Current assets:
  Cash and cash equivalents                     $ 27,500,000  $ 25,845,000
  Restricted short-term investments                  696,000       692,000
  Other short-term investments                    15,895,000    15,719,000
  Accounts receivable, net of allowance of
   $49,000 in 2006 and $82,000 in 2005            10,480,000     9,701,000
  Inventories                                      3,227,000     3,272,000
  Prepaid expenses and other current assets        1,624,000     1,890,000
                                                ------------  ------------
Total current assets                              59,422,000    57,119,000
Property and equipment, net                          328,000       380,000
Intangible assets, net                               437,000       472,000
Other assets                                       1,554,000     1,544,000
                                                ------------  ------------
Total assets                                    $ 61,741,000  $ 59,515,000
                                                ============  ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $    511,000  $    626,000
  Accrued compensation and employee benefits       1,131,000     1,960,000
  Accrued professional fees                          943,000       642,000
  Other accrued expenses                           1,589,000     1,687,000
  Accrued clinical trials expense                  1,547,000     1,658,000
  Deferred revenue                                    61,000       211,000
  Convertible notes payable                                -     1,600,000
                                                ------------  ------------
Total current liabilities                          5,782,000     8,384,000
Other long-term liabilities                           10,000        68,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value; 10,000,000
   shares authorized; no
     shares outstanding in 2006 and 2005                   -             -
  Common stock; $0.001 par value; 75,000,000
   shares authorized;
     45,899,874 and 45,877,420 shares issued
      and outstanding in 2006 and 2005,
      respectively                                    46,000        46,000
  Additional paid-in capital                     211,577,000   210,245,000
  Accumulated other comprehensive income              71,000        53,000
  Accumulated deficit                           (155,745,000) (159,281,000)
                                                ------------  ------------
Total stockholders' equity                        55,949,000    51,063,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 61,741,000  $ 59,515,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                     Six months ended
                                                         June 30,
                                                    2006          2005
                                                ------------  ------------

Operating activities:
Net income (loss)                               $  3,536,000  $ (2,999,000)
Adjustments to reconcile net loss
  to net cash used in operating activities:
  Stock-based compensation                         1,231,000        49,000
  Depreciation and amortization                      118,000       111,000
  Loss from disposal of property and equipment         1,000         1,000
  Changes in operating assets and liabilities:
    Accounts receivable                             (779,000)    1,075,000
    Inventories                                      101,000       629,000
    Prepaid expenses and other assets                249,000       332,000
    Accounts payable and other accrued expenses     (212,000)     (742,000)
    Accrued compensation and employee benefits      (829,000)     (633,000)
    Accrued clinical trials expenses                (111,000)      (30,000)
    Accrued professional fees                        301,000        91,000
    Long-term liabilities                            (58,000)     (544,000)
    Deferred revenue                                (150,000)     (268,000)
                                                ------------  ------------
Net cash provided by (used in) operating
 activities                                        3,398,000    (2,928,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                (26,000)      (42,000)
  Purchases of short-term investments               (161,000)      (52,000)
                                                ------------  ------------
Net cash used in investing activities               (187,000)      (94,000)
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock,
    net of financing costs                            44,000     1,083,000
  Repayment of notes payable                      (1,600,000)            -
                                                ------------  ------------
Net cash (used in) provided by financing
 activities                                       (1,556,000)    1,083,000
                                                ------------  ------------

Net increase (decrease) in cash and cash
 equivalents                                       1,655,000    (1,939,000)
Cash and cash equivalents, beginning of period    25,845,000    41,204,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 27,500,000  $ 39,265,000
                                                ============  ============

Corporate contact:
Becky Horner
Investor Relations
SciClone Pharmaceuticals, Inc.
650-358-3437